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                                                                 Ex - 99.(i)(1)

                                 June 29, 2007

VIA EDGAR

Wells Fargo Funds Trust
525 Market Street
San Francisco, CA 94105

Re: Shares of Beneficial Interest of Wells Fargo Funds Trust

Ladies/Gentlemen:

   I am Senior Counsel of Wells Fargo Funds Management, LLC (the "Company"), adviser and administrator to the Wells Fargo Advantage Funds. I have acted as Counsel to the Company in connection with the issuance and sale of shares by the Wells Fargo Advantage Funds.

   I refer to Post-Effective Amendment No. 111 to the Registration Statement on Form N-1A (SEC File Nos. 333-74295 and 811-09253) (the "Registration Statement") of Wells Fargo Funds Trust relating to the registration of an indefinite number of shares of beneficial interest in the Trust (collectively, the "Shares").

   I have been requested by the Trust to furnish this opinion as Exhibit
- 99.(i)(1) to the Registration Statement.

   Based upon and subject to the foregoing, I am of the opinion that:

   (a) The issuance and sale of the Shares of the Funds by the Trust (including the issuance and sale of new Fund shares--Wells Fargo Advantage Dow Jones Target 2015 Fund, Wells Fargo Advantage Dow Jones Target 2025 Fund, Wells Fargo Advantage Dow Jones Target 2035 Fund, Wells Fargo Advantage Dow Jones Target 2045 Fund, and Wells Fargo Advantage Dow Jones Target 2050 Fund) has been duly and validly authorized by all appropriate action of the Trust, and assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Funds' current prospectuses under the

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Securities Act of 1933, as amended, the Shares will be legally issued, fully paid and nonassessable by the Trust.

   (b) Pursuant to paragraph (b)(4) of Rule 485 under the Securities Act of 1933 (the "Rule"), as amended, the Registration Statement does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

   I consent to the inclusion of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Elaine E. Richards
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Elaine E. Richards
Senior Counsel
Wells Fargo Funds Management, LLC